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                                                                    EXHIBIT 99.5

              IN THE CIRCUIT COURT FOR MONTGOMERY COUNTY, MARYLAND

---------------------------------------------------------)
                                                         )
MARRIOTT INTERNATIONAL, INC., a corporation              )
organized under the laws of Delaware,                    )
         10400 Fernwood Road                             )
         Bethesda, MD  20817                             )
                                   and                   )
                                                         )
MARRIOTT SENIOR LIVING SERVICES, INC., a                 )
corporation organized under the laws of Delaware,        )
         10400 Fernwood Road                             )
         Bethesda, MD  20817                             )
                                   Plaintiffs,           )  Civil No. __________
                                                         )
         v.                                              )
                                                         )
SENIOR HOUSING PROPERTIES TRUST, a Maryland              )
real estate investment trust,                            )
         400 Centre Street                               )
         Newton, MA  02458                               )
                                                         )
         Serve: Registered Agent, James J. Hanks, Jr.    )
                Ballard, Spahr, Andrews & Ingersoll, LLP )
                300 East Lombard Street                  )
                Baltimore, MD 21202                      )
                                   and                   )
                                                         )
FIVE STAR QUALITY CARE, INC., a corporation              )
organized under the laws of Maryland,                    )
         400 Centre Street                               )
         Newton, MA  02458                               )
                                                         )
         Serve: Registered Agent, James J. Hanks, Jr.    )
                Ballard, Spahr, Andrews & Ingersoll, LLP )
                300 East Lombard Street                  )
                Baltimore, MD 21202                      )
                                                         )
                                    Defendants.          )
                                                         )
---------------------------------------------------------)


                               VERIFIED COMPLAINT



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         Plaintiffs Marriott International, Inc. ("Marriott") and Marriott
Senior Living Services, Inc. ("SLS") allege for their Complaint against Defendants Senior Housing Properties Trust ("SNH") and Five Star Quality Care, Inc. ("FVE"), as follows:

                                  INTRODUCTION

         1. The Defendants own certain senior living centers that are managed by SLS. The Defendants are now attempting to unjustly terminate their long-term management services contracts with SLS, less than one year after acquiring them.

         2. SLS operates 129 senior living community centers across the United States. These include 31 properties owned by the Defendants (the "Communities"), the management of which is governed by a set of Operating Agreements between the parties (the "Operating Agreements").

         3. The Operating Agreements recognize the unique nature of the management services provided by SLS and the irreparable injury to SLS that would result from an improper termination. Importantly, a party's ability to terminate the Operating Agreements in the event of default is limited to instances of a material breach under the agreements, which has not occurred in this instance. Despite these limitations, the Defendants have expressed a clear intent to terminate the Operating Agreements under the pretext of certain claimed "defaults" by SLS in its management of the Communities.

         4. Contrary to the Defendants' assertions, SLS is not in default - much less material breach - of the Operating Agreements. Any termination of the Operating Agreements, therefore, would be improper and would itself constitute a breach by the Defendants. Although the



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Operating Agreements contain procedures for noticing claimed defaults and allowing a party a specified amount of time in which to cure, the Defendants have expressed their intent to terminate the Operating Agreements upon expiration of the contractual cure period irrespective of any cure. The Defendants' conduct thus constitutes an anticipatory breach of the Operating Agreements.

         5. Under the Operating Agreements, the Defendants expressly agreed that SLS would be entitled to an injunction prohibiting the Defendants' wrongful termination, as well as a remedy ordering specific performance of the Defendants' contractual obligations.

         6. In light of the Defendants' clear and expressed intent to terminate the Operating Agreements and their anticipatory breach, the Plaintiffs have brought this action seeking declaratory and injunctive relief. Plaintiffs seek a declaration from this Court that SLS is neither in default nor material breach of the Operating Agreements, and that Defendants have anticipatorily breached the Operating Agreements. Plaintiffs also seek an order enjoining the Defendants from repudiating, terminating or purporting to terminate the Operating Agreements, or from evicting or attempting to evict SLS as operator from the Communities. Finally, the Plaintiffs seek money damages, attorneys' fees and such other equitable and legal relief as the Court deems appropriate.

                                   THE PARTIES

         7. Marriott is a publicly traded corporation (NYSE symbol = MAR) organized under the laws of Delaware, with its principal place of business located at 10400 Fernwood Road, Bethesda, Maryland 20817.



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         8. SLS is a corporation organized under the laws of Delaware, with its principal place of business located at 10400 Fernwood Road, Bethesda, Maryland 20817. SLS is a wholly owned subsidiary of Marriott. SLS is in the business of operating senior living communities for property owners and is a recognized leader in that industry.

         9. SNH is a publicly traded Maryland real estate investment trust (NYSE symbol = SNH), with its principal place of business located at 400 Centre Street, Newton, Massachusetts 02458.

         10. FVE is a publicly traded corporation (NYSE symbol = FVE) organized under the laws of Maryland, with its principal place of business located at 400 Centre Street, Newton, Massachusetts 02458.

                     JURISDICTION, VENUE, AND CHOICE OF LAW

         11. This Court has subject matter jurisdiction over this action pursuant to MD. CODE ANN., CTS. & JUD. PROC. Sections 1-501 (Maryland Circuit Courts) and 3-403 (Maryland Uniform Declaratory Judgment Act) (2002).

         12. This Court has personal jurisdiction over the parties pursuant to MD. CODE ANN., CTS. & JUD. PROC. Sections 6-102 and 6-103 (2002). Marriott and SLS maintain their principal places of business within Maryland and transact business in Maryland. SNH and FVE are organized under the laws of Maryland and transact business in Maryland.

         13. This Court is a proper venue for this action pursuant to MD. CODE ANN., CTS. & JUD. PROC. Sections 6-201 and 6-202(3) (2002), as SNH and FVE do not maintain their principal places of business within Maryland and the Plaintiffs reside in Montgomery County.



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         14. Plaintiffs' claims are governed by Maryland law, as the parties to the Operating Agreements expressly agreed that Maryland law would apply to any disputes under the agreements.

                               FACTUAL BACKGROUND

THE OPERATING AGREEMENTS AND THE RELATIONSHIP BETWEEN THE PARTIES



         15. Defendant SNH owns, and leases to Defendant FVE, 31 Communities located across the United States. SLS manages the Communities pursuant to 31 Operating Agreements, one for each Community.

         16. SLS entered into the Operating Agreements with the owners of the Communities between 1995 and 1998.

         17. On or about December 13, 2001, SNH directly or indirectly acquired all of the outstanding common stock of the owners of the Communities. Subsequent to that transaction, SNH dividended all of the shares of FVE to its shareholders and then leased to FVE all of the Communities. FVE assumed the obligations of the "Owner" under the Operating Agreements.

         18. On or about December 13, 2001, in connection with SNH's acquisition of the Communities, SLS, SNH, and FVE, along with related and other entities, executed an Estoppel, Consent, Amendment and Agreement (the "Estoppel and Consent Agreement"). The Estoppel and Consent Agreement: (a) contains certain certifications and consents related to SNH and its related entities' acquisition of the Communities; (b) assigns the obligations of "Owner" under the



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Operating Agreements to FVE and its related entities; and (c) amends certain provisions of the Operating Agreements.

         19. For purposes relevant to this lawsuit, the Estoppel and Consent Agreement together with the Operating Agreements govern the relationship and obligations between SLS and the Defendants. Of the 31 Operating Agreements, 30 are substantively identical with respect to their terms and provisions, including all of the terms and provisions that are at issue in this action.

         20. Article 16 of the Operating Agreements addresses defaults, termination, and SLS' right to specific performance and injunctive relief.
Section 16.02 provides in relevant part applicable to this action that in the event of a "Default" the non-defaulting party may provide the defaulting party with a written notice of the alleged "Default" and demand that the latter cure the alleged "Default" within a specified time period. If an alleged "Default" is not timely cured, it will be deemed an "Event of Default," thereby triggering certain limited remedies under the Operating Agreements.

         21. Section 16.03 of the Operating Agreements sets forth those limited remedies and specifically those limited circumstances under which a party may terminate an Operating Agreement. Section 16.03 provides in relevant part:

         A. Upon the occurrence of an Event of Default, the non-defaulting party shall have the right to pursue any one or more of the following courses of action: (i) in the event of a MATERIAL BREACH by the defaulting party of its obligations under this Agreement, to terminate this Agreement by written notice to the defaulting party, which Termination shall be effective as of the effective date which is set forth in said notice, provided that said effective date shall be at least thirty (30) Days after the date of said notice; provided that if the defaulting party is the employer of all or a substantial portion of the employees at the Retirement Community, the foregoing period of thirty (30) Days shall be extended to seventy five (75) Days (or such longer period of time as may be necessary under



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         applicable federal, state or local laws pertaining to termination of employment) . . . . (emphasis added).



The Operating Agreements thus limit a party's right to terminate an Operating Agreement to situations where an "Event of Default" rises to the level of a "material breach."

         22. The parties further acknowledged in the Operating Agreements that improper termination by the Defendants, the Owners, would allow SLS, the Operator, to obtain specific performance and injunctive relief. Section 16.04 of the Operating Agreements, entitled "Operator's Right to Specific Performance for Owner's Wrongful Termination," provides in relevant part:

         Owner hereby acknowledges that (i) Operator has an interest in this Agreement beyond the fees that Operator will earn pursuant to the provisions of this Agreement, (ii) the termination of this Agreement by Owner when Owner is not entitled to terminate this Agreement pursuant to the provisions of this Agreement will be injurious to Operator's business conducted beyond Owner's Retirement Community, and will damage Owner's Proprietary Marks, (iii) Operator's Proprietary Marks are unique, Operator's exclusive rights of possession under Section 2.02B are unique, the Retirement Community is unique and Operator is entitled to an exclusive license to operate Operator's business at the Retirement Community and to promote Operator's Proprietary Marks at the Retirement Community, which license is irrevocable except pursuant to the express provisions of this Agreement, (iv) it would be impossible to calculate the damages that Operator would sustain if Owner terminated this Agreement when Owner is not entitled to terminate this Agreement pursuant to the provisions of this Agreement, and (v) the remedy of specific performance of Owner's obligations under this Agreement is fair, equitable and practicable. Accordingly, Owner agrees that (i) Owner shall not exercise any legal power that it may have to breach this Agreement by terminating, or purporting to terminate, this Agreement, except where this Agreement (including without limitation Sections 4.03 [performance termination], Section 4.04 [owner's termination option] and Article 16) expressly permits such termination, and Owner hereby surrenders and releases any such legal power, and (ii) OWNER CONSENTS TO THE ISSUANCE BY A COURT OF COMPETENT JURISDICTION OF INJUNCTIVE RELIEF PROHIBITING OWNER FROM TERMINATING, OR PURPORTING TO TERMINATE, THIS AGREEMENT OR FROM EVICTING OPERATOR FROM THE RETIREMENT COMMUNITY, EXCEPT WHERE THIS AGREEMENT (INCLUDING WITHOUT LIMITATION SECTIONS 4.03, 4.04 AND ARTICLE 16) EXPRESSLY PERMITS SUCH TERMINATION, AND OWNER CONSENTS TO THE GRANT BY A COURT OF COMPETENT JURISDICTION OF SPECIFIC PERFORMANCE OF THE OBLIGATIONS OF OWNER UNDER THIS AGREEMENT. Nothing set forth in this Section 16.04



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         modifies any right of Owner to terminate this Agreement as expressly set forth in this Agreement (including without limitation Sections 4.03, 4.04 and Article 16). (emphasis added).



         23. During negotiations with the Defendants regarding the acquisition of the Communities in December 2001, Plaintiffs informed the Defendants of Marriott's possible sale of SLS. On or about July 11, 2002, Marriott announced its intent to explore strategic alternatives for SLS, including the possibility of selling the company, and solicited bids from interested parties.

         24. On or about September 17, 2002, the Defendants submitted a bid to purchase SLS. Marriott rejected that bid as being inadequate. Marriott is currently considering several offers for SLS, and is currently negotiating with two potential buyers.

         25. The Defendants have used the potential sale of SLS as an opportunity to try to extract unwarranted concessions from Plaintiffs under the Operating Agreements. Almost immediately after learning that their bid for SLS had been rejected, the Defendants began to characterize certain minor operational issues at the Communities as "breaches" or "defaults" under the Operating Agreements. The Defendants also stated - without any basis under the Operating Agreements or the Estoppel and Consent Agreement - that the Defendants' consent would somehow be needed before the properties could be "re-flagged" with the proprietary marks of the successor to SLS.

THE NOTICE OF DEFAULT AND THE DEFENDANTS' INTENT TO TERMINATE THE OPERATING AGREEMENTS

         26. Beginning in October 2002, notwithstanding the express limitations on termination contained in the Operating Agreements, the Defendants began to threaten


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termination of the Operating Agreements in the event that SLS failed to comply with their demands. For example, an October 11, 2002 letter signed by the Presidents of SNH and FVE states that "[o]ur attempts to resolve the real problems in [SLS'] operations by negotiation should not be mistaken to evidence that we are unwilling or incapable of taking more forceful actions to terminate the [Operating Agreements] or otherwise."

         27. Upon receipt of the Defendants' October 11, 2002 letter, SLS reviewed the issues raised therein and began preparing a comprehensive response. None of the minor matters raised constitute a default, much less a material breach by SLS.

         28. During this same time period, the Defendants also made public statements to persons involved in the operation of the Communities to the effect that, regardless of any attempt by SLS to cure the alleged defaults, the Defendants intend to terminate the Operating Agreements and operate the Communities themselves. Further, Defendants presaged their plan to terminate the Operating Agreements in SNH's recent Form 10-Q, where it announced with respect to the 31 Communities that "we do not believe that CANCELLATION of the Marriott management contracts would materially jeopardize our ability to collect rent for these communities" (emphasis added). FVE's recent Form 10-Q contains similar language.

         29. On November 13, 2002, as SLS was finalizing its response to the Defendants' October 11, 2002 letter, SLS received a purported "Notice of Default" from the Defendants' counsel. That letter states that "[SLS] is in material breach of the [Operating] Agreements," lists the duties and obligations that the Defendants contend SLS has breached, and demands that SLS "cure" the defaults "within the contractually specified time periods." The letter also notes that


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"SNH/FVE does not waive its right to claim that either one, some, or all of these Defaults are incurable."

         30. Under one of the default provisions alleged by Defendants
(Section 16.01(E)), SLS would have only 10 business days, or until November 27, 2002 to cure (if cure was even required) after which Defendants could attempt to terminate.

         31. On November 27, 2002, the parties' principals, along with counsel, met in an unsuccessful attempt to resolve their instant dispute.

                                CAUSES OF ACTION

                          COUNT I - DECLARATORY RELIEF

         32. Plaintiffs incorporate by reference all preceding paragraphs of this Complaint as if set forth fully herein, and make the following additional allegations.

         33. SLS is a party to, and has a contract interest in, the written Operating Agreements between SLS and the Defendants.

         34. Notwithstanding SLS' detailed responses and information provided in response to the Defendants' requests, the Defendants have alleged that SLS is in default and material breach of the Operating Agreements, and have provided SLS with a purported "Notice of Default" containing those allegations.

         35. SLS is not in default nor is it in material breach of the Operating Agreements.



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         36. Even in the event that SLS were in default under the Operating
Agreements (which Plaintiffs deny), any such default does not rise to the level of a "material breach" justifying termination under the Operating Agreements.

         37. Upon information and belief, the Defendants have contrived their allegations of SLS' default and material breach in bad faith as a pretext for terminating the Operating Agreements.

         38. As acknowledged under Section 16.04 of the Operating Agreements, such improper termination will cause SLS irreparable harm for which money damages will not provide an adequate remedy.

         39. SLS has denied in correspondence with the Defendants, and continues to deny, that it is in default or material breach under the Operating Agreements.

         40. The Defendants' actions thus have created an actual and justiciable controversy regarding SLS' compliance with the Operating Agreements and the Defendants' ability to terminate the Operating Agreements.

         41. Accordingly, Plaintiffs seek a declaration from this Court, pursuant to MD. CODE ANN., CTS. & JUD. PROC. Sections 3-401 (2002), ET SEQ., stating that: (i) SLS is not in default under the Operating Agreements; (ii) SLS is not in material breach of the Operating Agreements; (iii) the Defendants may not repudiate, terminate or purport to terminate the Operating Agreements; and
(iv) the Defendants may not evict SLS from the Communities.



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         42. Plaintiffs further seek an injunction from this Court preserving the status quo and prohibiting the Defendants from repudiating, terminating or purporting to terminate the Operating Agreements, or from evicting or attempting to evict SLS from the Communities.

         43. Plaintiffs requests such other and further legal and equitable relief, including but not limited to its actual and consequential damages, attorneys' fees and costs, suffered as a result of the Defendants' actions in amounts to be proven at trial, as the Court may deem appropriate.

             COUNT II -- ANTICIPATORY BREACH / SPECIFIC PERFORMANCE

         44. Plaintiffs incorporate by reference all preceding paragraphs of this Complaint as if set forth fully herein, and make the following additional allegations.

         45. Any attempt by the Defendants to repudiate, terminate or purport to terminate the Operating Agreements, or to evict or attempt to evict SLS from the Communities, in the absence of a material breach by SLS will constitute a breach by the Defendants of the Operating Agreements.

         46. The Defendants, through their numerous statements and actions, have expressed their clear intent to terminate the Operating Agreements upon the expiration of the "cure period" set forth therein.

         47. As SLS is not in default under the Operating Agreements, there is no "cure" that might be accomplished or condition that might be met to prevent the Defendants' intended termination of the Operating Agreements.



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         48. The Defendants have expressed their unconditional and definite intent to terminate the Operating Agreements regardless of any attempted "cure" by SLS of the alleged defaults set forth in the Defendants' November 13, 2002 "Notice of Default."

         49. As a result of their stated intent of terminating the Operating Agreements upon expiration of the "cure period" set forth in the Defendants' November 13, 2002 "Notice of Default," the Defendants have repudiated the Operating Agreements and, therefore, their actions and statements constitute anticipatory breach of contract for which SLS is entitled to immediate relief.

         50. Under Section 16.04 of the Operating Agreements, SLS is entitled - and the Defendants have consented - to specific performance of the Operating Agreements, as well as an injunction prohibiting the Defendants from repudiating, terminating or purporting to terminate the Operating Agreements, or from evicting SLS from the Communities.

         51. Accordingly, Plaintiffs seek a declaration from this Court, pursuant to MD. CODE ANN., CTS. & JUD. PROC. Sections 3-401 (2002), ET SEQ., that the Defendants have anticipatorily breached the Operating Agreements, and a declaration ordering the remedy of specific performance.

         52. Plaintiffs further seek an injunction from this Court preserving the status quo and prohibiting the Defendants from repudiating, terminating or purporting to terminate the Operating Agreements, or from evicting or attempting to evict SLS from the Communities.



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         53. Plaintiffs request such other and further legal and equitable relief, including but not limited to its actual and consequential damages, attorneys' fees and costs, suffered as a result of the Defendants' actions in amounts to be proven at trial, as the Court may deem appropriate.

                                PRAYER FOR RELIEF

         WHEREFORE, Plaintiffs pray for entry of a judgment in their favor that provides the following relief:

                  a. A declaration that: (i) SLS is not in default under the Operating Agreements; (ii) SLS is not in material breach of the Operating Agreements; (iii) the Defendants may not repudiate, terminate or purport to terminate the Operating Agreements; and (iv) the Defendants may not evict or attempt to evict SLS from the Communities;

                  b. A declaration that the Defendants have anticipatorily breached the Operating Agreements, and that SLS is entitled to the remedy of specific performance;

                  c. An order enjoining the Defendants from repudiating, terminating or purporting to terminate the Operating Agreements, or from evicting or attempting to evict SLS from the Communities;

                  d. An order granting SLS specific performance of the Operating Agreements;

                  e. Such actual and compensatory damages as the Court may deem proper after appropriate proof at trial;

                  f. All costs, expenses, and attorneys' fees to which SLS may be entitled;

                  g. All pre-judgment and post-judgment interest to which SLS may be entitled; and

                  h. Any and all other relief as the Court may deem just and appropriate.





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                                  VERIFICATION

I SOLEMNLY AFFIRM UNDER THE PENALTIES OF PERJURY THAT THE CONTENTS OF THE FOREGOING COMPLAINT ARE TRUE TO THE BEST OF MY KNOWLEDGE, INFORMATION, AND BELIEF.


/s/ Michael E. Dearing
----------------------

Michael E. Dearing
Senior Vice President, Project Finance
Marriott International, Inc.





November 27, 2002                           Respectfully submitted,



                                            /s/ David R. Lipson
                                            -------------------
                                            David R. Lipson

                                            O'MELVENY & MYERS LLP
                                            Jeffrey W. Kilduff
                                            David R. Lipson
                                            1650 Tysons Boulevard
                                            Suite 1150
                                            McLean, VA  22102
                                            Tel. (703) 918-2700
                                            Fax (703) 918-2704

                                            O'MELVENY & MYERS LLP
                                            Paul G. Griffin
                                            Kerry A. Krentler
                                            555 13th Street, N.W.
                                            Suite 500 West
                                            Washington, D.C.  20004
                                            Tel. (202) 383-5300
                                            Fax (202) 383-5414